EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the:

     (i) Registration Statement No. 33-29287 on Form S-8 and related Prospectus with respect to the 1989 Long Term Performance Incentive Plan of NL Industries, Inc.; and

     (ii) Registration Statement No. 33-25913 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. Retirement Savings Plan; and

     (iii)Registration   Statement  No.   333-65817  on  Form  S-8  and  related
          Prospectus with respect to the NL Industries, Inc. 1998 Long-Term Incentive Plan; and

     (iv) Registration Statement No. 33-48145 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. 1992 Non-Employee Directors Stock Option Plan.


of our reports  dated March 30, 2005,  except for the  restatement  described in
Note 1 to the consolidated financial statements and the matter described in the second and third paragraphs of Management's Report on Internal Control Over Financial Reporting as to which the date is May 31, 2005, relating to the consolidated financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of NL Industries, Inc., which appear in this Form 10-K/A.






                                       PricewaterhouseCoopers LLP




Dallas, Texas
May 31, 2005